UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2016

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2016, BioMarin Pharmaceutical Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters (the “Underwriters”), pursuant to which the Underwriters agreed to purchase 7,500,000 shares (the “Initial Shares”) of the Company’s common stock, par value $0.001 per share, at a price per share of $95.16. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option exercisable for 30 days to purchase up to an additional 750,000 shares of Common Stock (together with the Initial Shares, the “Shares”) at a price per share of $95.16.

The net proceeds to the Company from this offering are expected to be approximately $712.9 million, after deducting estimated offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for general corporate purposes, including clinical trials of its product candidates and the expansion of its manufacturing capacity, particularly with respect to its manufacturing capability for its gene therapy program. The offering is expected to close on or about August 12, 2016, subject to customary closing conditions.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of these liabilities.

The offering was made pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-212974) (the “Registration Statement”), and the prospectus dated August 8, 2016 included in the Registration Statement, as supplemented by a preliminary prospectus supplement dated August 8, 2016 and a final prospectus supplement dated August 8, 2016.

The summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

In connection with the offering, the Company is filing the opinion and consent of its counsel, Cooley LLP, regarding the validity of the Shares as Exhibits 5.1 and 23.1 hereto, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 1.1	Underwriting Agreement, dated August 8, 2016, by and between BioMarin Pharmaceutical Inc. and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Exhibit 5.1	Opinion of Cooley LLP.

Exhibit 23.1	Consent of Cooley LLP (included in its opinion filed as Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc.

Date: August 11, 2016	By:	/s/ G. Eric Davis
G. Eric Davis Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit 1.1	Underwriting Agreement, dated August 8, 2016, by and between BioMarin Pharmaceutical Inc. and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Exhibit 5.1	Opinion of Cooley LLP.

Exhibit 23.1	Consent of Cooley LLP (included in its opinion filed as Exhibit 5.1 hereto).